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                                                                   Exhibit 10.27

                            NATIONAL CITY CORPORATION
                             2001 STOCK OPTION PLAN
                             As Amended And Restated
                           Effective October 22, 2001

1.    AMENDMENT AND RESTATEMENT

            (a) The National City Corporation 2001 Stock Option Plan as amended and restated effective October 22, 2001 is an amendment, restatement and continuation of the National City Corporation 2001 Stock Option Plan.

            (b) Purposes - The purposes of this Plan are to provide employment incentives and to encourage capital accumulation and stock ownership by eligible Employees of National City or any of its Subsidiaries.

2.    DEFINITIONS.  As used in this Plan

            (a) "Additional Option" means an Option Right granted to an Optionee in connection with the exercise of an option as described in Section 5.

            (b) "Additional Option Feature" means a feature of an Option Agreement that provides for the automatic grant of an Additional Option in accordance with the provisions described in Section 5.

            (c) "Board" means the board of directors of National City.

            (d) "Committee" means the Committee provided for in paragraph 10(a) of this Plan.

            (e) "Common Stock" means common stock, par value $4 per share, of National City and any security into which such common stock may be changed by reason of any transaction or event of the type described in Section 8 of this plan.

            (f) "Covered Executive" shall mean any individual who, is, or is determined by the Committee to be likely to become a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code.

            (g) "Eligible Employees" means persons who are officers (including officers who are members of the Board) and/or key employees of National City or of any of its Subsidiaries.

            (h) "Executive Officer" shall mean the chairman, chief executive officer, president, vice chairman, executive vice president or a similar officer of the Corporation, anyone designated by Board as an executive officer of the Corporation or a "Covered Executive".

            (i) "Internal Revenue Code" means the 1986 Internal Revenue Code, as amended from time to time.

            (j) "Incentive Stock Option" means an Option Right granted by National City to an Eligible Employee, which Option Right is intended to qualify as an "Incentive Stock Option" as that term is used in Section 422 of the Internal Revenue Code.

             (k) "Market Value per Share" means, at any date, the closing price, per share, of a share of Common Stock, on the New York Stock Exchange on the trading day immediately preceding such date as reported by the Wall Street Journal (Midwest Edition


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      or, if the Common Stock shall be primarily traded in another market, as determined in a manner specified by the Board using quotations in such other market.

            (l) "National City" means National City Corporation, a Delaware corporation.

            (m) "Option Agreement" means the written agreement between the Optionee and National City relating to the grant of Option Rights to the Optionee.

            (n) "Optionee" means the optionee named in an Option Agreement.

            (o) "Option Price" means the per share amount the Optionee must pay in order to exercise an Option Right.

            (p) "Option Right" means the right to purchase a share of Common Stock upon exercise of an Outstanding Option.

            (q) "Outstanding Option" means, at any time, an option to purchase shares of Common Stock granted by National City pursuant to this plan or any other stock option plan of National City or any such Subsidiary now or hereafter in effect, or pursuant to any stock option plan of any corporation which is merged into National City and where National City has by action of its Board, assumed the obligations of such corporation under such stock option plan, all whether or not such option is at the time exercisable, to the extend that such option at such time has neither been exercised nor terminated.

            (r) "Plan" means the National City Corporation 2001 Stock Option Plan as amended and restated effective October 22, 2001.

            (s) "Subsidiary" shall mean any entity in which at the time Nation City owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of voting equity securities.

      3.    SHARES AVAILABLE UNDER PLAN

            (a) The shares of Common Stock that may be made the subject of Option Rights pursuant to this Plan, may be treasury shares or shares of original issue or a combination of the foregoing.

            (b) Subject to adjustments in accordance with Section 8 of this Plan, the maximum number of shares of Common Stock that may be sold upon the exercise of Option Rights granted pursuant to this Plan shall be 30,000,000. For purposes of determining the number of shares that may be sold under the Plan, such number shall increase by the number of shares surrendered by an optionee or relinquished to National City (a) in connection with the exercise of an Option Right or (b) in payment of the minimum applicable federal, state, local and foreign tax withholding liabilities upon exercise of an Option Right.

            (c) Notwithstanding anything in this Section 3, or elsewhere in the Plan, to the contrary and subject to adjustments as provided in Section 8, the maximum number of shares of Common Stock that may be sold upon the exercise of Incentive Stock Options granted pursuant to the Plan shall be 30,000,000.

      4.    GRANTS OF OPTION RIGHTS

            (a) The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Eligible Employees of Option Rights. Each


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      such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in Paragraph 4(c).

            (b) The Board, may, from time to time and upon such terms and conditions as it may determine, specify a number of Option Rights that the chief executive officer of National City may grant to Eligible Employees who are not Executive Officers. The terms of such Option Rights, including the exercise price (which may include a formula by which such price may be determined) and whether the Option Rights shall have the Additional Option Feature shall be established by the Board and shall be subject to all of the limitations contained in Paragraph 4(c). Each grant of Option Rights by the chief executive officer of National City may utilize any or all of the authorizations specified by the Board, and shall be subject to all of the limitations contained in Paragraph 4(c).

            (c) All Option Right grants shall be subject to all of the following limitations.

            1. Each grant shall specify the number of shares of Common Stock to which it pertains.

            2. Each grant shall specify an Option Price per share and, except for any stock options assumed by the Board pursuant to Section 12 of this Plan, the Option Price shall not be less than the Market Value per Share as of the date of grant.

            3. Successive grants may be made to the same Eligible Employee whether or not any Option Rights previously granted to such Eligible Employee remain unexercised. No Eligible Employee may, however, be granted under this Plan, in the aggregate, more than 6,000,000 Option Rights over any five-year period, subject to adjustments as provided in Section 8 of this Plan.

            4. Option Rights granted under this plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue code, as in effect from time to time, (ii) options which are not intended so to qualify, or (iii) combinations of the foregoing.

            5. The date of grant of each Option Right shall be the later of the date of its authorization or the date established by the Board or chief executive officer (as applicable), except that the date of grant of an Additional Option shall be the date of exercise of the underlying Option Right. No Option Right shall be exercisable more than 10 years from such date of grant.

            6. Upon exercise of an Option Right, the option price shall be payable (i) in cash, (ii) by the transfer to National City by the Optionee of shares of Common Stock with a value (Market Value per Share times the number of shares) equal to the total option price, or (iii) by a combination of such methods of payment.

            7. Each grant of Option Rights shall be evidenced by an Option Agreement executed on behalf of National City by any officer designated by the Board for this purpose and delivered to and accepted by the Eligible Employee and shall contain such terms and provisions, consistent with this Plan, as the Board may approve. The execution and delivery of the Option Agreement by the Optionee shall be a condition precedent to the grant of Option Rights becoming effective. A failure to execute and deliver the Option Agreement within sixty (60) days after the grant of the Option Rights may terminate the Option Rights grant upon the determination of the Board or, for options granted by the chief executive officer pursuant to Paragraph 4(b) of the Plan, the chief executive officer.


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5.    ADDITIONAL OPTION

      (a) The Board may, at or after the date of grant of Option Rights, grant or authorize the granting of Additional Options. Additional Options may be granted with respect to any Outstanding Option.

      (b) If an Optionee exercises an Outstanding Option that has an Additional Option Feature by transferring already owned shares of Common Stock and/or when shares of Common Stock are tendered or relinquished as payment of the amount to be withheld under applicable federal, state, local and foreign tax laws (at withholding rates not to exceed the minimum applicable statutory tax withholding rates) in connection with the exercise of an option, the Optionee shall automatically be granted an Additional Option. the Additional Option shall be subject to the following provisions:

            1. The Additional Option shall cover the number of shares of Common Stock equal to the sum of (A) the number of shares of Common Stock delivered as consideration upon the exercise of an Outstanding Option to which such Additional Option Feature related and (B) the number of shares of Common Stock tendered or relinquished as payment of the amount to be withheld under applicable federal, state, local and foreign tax laws (at withholding rates not to exceed the minimum applicable statutory tax withholding rates) in connection with the exercise of the option to which such Additional Option Feature relates;

            2. The Additional Option will not have an Additional Option Feature unless the Board directs otherwise;

            3. The Additional Option Price shall be 100% of the Market Value per Share on the date of the exercise of the Option that has the Additional Option Feature;

            4. The Additional Option shall have the same termination date and other termination provisions as the underlying option that had the Additional Option Feature;

6.    WITHHOLDING TAXES

            To the extent that the amounts available to National City are insufficient to satisfy the federal, state local and foreign minimum tax withholding requirements in connection with any payment to be made or benefit to be realized by an Optionee under this Plan, the Optionee shall make arrangements satisfactory to National City for payment of the balance of such taxes required to be withheld prior to receiving such payment or benefit. At the discretion of the Board, such arrangements may include relinquishment of a portion of such benefit. In no event, however, shall National City accept Common Stock for payment of taxes in excess of the minimum required tax withholding rates.

7.    TRANSFERABILITY

            Except as otherwise provided for by the Board, no Option Right shall be transferable by an Optionee other than by will or the laws of descent and distribution. Unless the Board directs otherwise, Option Rights shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representative.

8.    ADJUSTMENTS

            The Board may make or provide for such adjustments in the maximum numbers of shares of Common Stock specified in Paragraphs 3(b), 3(c) and 4(c)(3) of this Plan, in


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      the numbers of shares of Common Stock covered by Option Rights granted hereunder, and in the prices per share applicable under such Option Rights, as the Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from a stock dividend, stock split, combination of shares, re-capitalization or other change in the capital structure of National City, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of right or warrants to purchase securities, or other corporate transaction or event having an effect similar to any of the foregoing.

9.    FRACTIONAL SHARES

            National City shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fraction in cash.

10.   ADMINISTRATION OF THE PLAN

            (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board of not less than three disinterested directors appointed by the Board (the "Committee"). To the extent of such delegation, references herein to the "Board" shall include the Committee. No Option Right shall be granted to any member of the Committee pursuant to this Plan so long as his membership continues.

            (b) The Board may name assistants who may be, but need not be, members of the Board. Such assistants shall serve at the pleasure of the Board, and shall perform such functions as are provided for herein and such other function as may be assigned by the Board.

            (c) The interpretation and construction by the Board of any provisions of this Plan or of any such agreement shall be final and conclusive.

            (d) No member of the Board or any assistant shall be liable for any action taken or omitted in connection with the interpretation or administration of the Plan or any Option Agreement unless attributable to his or her own willful misconduct or lack of good faith.

11.   AMENDMENTS, ETC.

            (a) This Plan may be amended from time to time by the Board but, without further approval by the stockholders of National City, no such amendment shall (i) increase the maximum numbers of shares of Common Stock specified in Paragraphs 3(b), 3(c) and 4(c)(3) of this Plan (except that adjustments authorized by Section 8 of this Plan shall not be limited by this provision), (ii) change the definition of "Eligible Employees", or
      (iii) materially increase the benefits accruing to Optionees hereunder.

            (b) The Board shall not authorize the amendment of any outstanding Option Right to reduce the Option Price except for adjustments as provided in Section 8 of this Plan. Furthermore, no Option Rights shall be cancelled and replaced with awards having a lower Option Price (except as may result from the issuance of Additional Options pursuant to Section 5 of this Plan).

12.   ASSUMPTIONS

            In the event that a corporation is merged into National City, and National City is the survivor of such merger, the Board may elect, in its sole discretion, to assume under


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      this Plan any or all outstanding options granted by such corporation to its officers and employees under any stock option plan adopted by it prior to such merger. Such assumptions shall be on such terms and conditions as the Board may determine in its sole discretion, provided however, that the options as assumed do not provide or contain any terms, conditions or rights which an Option Right may not provide for under this Plan.

13.   MISCELLANEOUS

            (a) All expenses and costs in connection with the operation of the Plan shall be borne by National City.

            (b) This Plan shall be construed in accordance with and governed by the internal substantive laws of the state of Delaware.

            (c) This Plan shall be binding upon and inure to the benefit of National City, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.




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